Exhibit (n)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the use of our report dated March 11, 2008, in the Registration Statement (Form N-2) and related Prospectus of Triangle Capital Corporation dated June 11, 2008.
/s/ Ernst & Young LLP
Raleigh, North Carolina
June 11, 2008